                                                                     EXHIBIT 4.8


                              SECURITY AGREEMENT
                              ------------------
                          (Guarantors and Co-Issuer)



                                    Made by


                        SHREVEPORT CAPITAL CORPORATION,
                             HWCC  LOUISIANA, INC.
                                  HCS I, INC.
                                      and
                                 HCS II, INC.


                                   as Debtor


                                      to


                     STATE STREET BANK AND TRUST COMPANY,
                         as Trustee and Secured Party


                 Acting on behalf of the Holders of the Notes



                                August 10, 1999

                              SECURITY AGREEMENT
                              ------------------
                          (Guarantors and Co-Issuer)


          THIS SECURITY AGREEMENT (this "Agreement") is made as of August 10,
                                         ---------
1999, by SHREVEPORT CAPITAL CORPORATION, a Louisiana corporation ("Shreveport Capital"), HWCC LOUISIANA, INC., a Louisiana corporation ("HWCC Louisiana"), HCS I, INC., a Louisiana corporation ("HCS I"), and HCS II, INC., a Louisiana corporation ("HCS II", and together with Shreveport Capital, HWCC Louisiana and HCS I, collectively, the "Debtors" and individually each a "Debtor"), in favor
                          -------
of STATE STREET BANK AND TRUST COMPANY, A MASSACHUSETTS TRUST COMPANY, AS TRUSTEE ACTING ON BEHALF OF THE HOLDERS OF THE NOTES UNDER THE INDENTURE (THE "SECURED PARTY").
--------------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          A. Shreveport Capital, Hollywood Casino Shreveport, a Louisiana general partnership (the "Partnership", and together with Shreveport Capital, the "Issuers") and the other Debtors, each as a Guarantor, have entered into an Indenture dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture") with the Trustee,
                                           ---------
pursuant to which the Issuers will issue up to $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").
                         -----

          B. Each of the Debtors other than Shreveport Capital has executed the Indenture as a Guarantor for the purpose of guaranteeing the Obligations of the Issuers under and as defined in the Indenture.

          C. It is a condition precedent to the purchase of the Notes under the Indenture that the Debtors shall have executed and delivered this Agreement.

          NOW THEREFORE, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Debtor hereby agrees with Secured Party as follows:

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     Section 1.01   Definitions.  When used herein, (a) the terms Certificated
                    -----------
Security, Chattel Paper, Deposit Account, Document, Equipment, Financial Asset, Fixture, Goods, Inventory, Instrument, Investment Property, Security, Security Entitlement and Uncertificated Security have the respective meanings assigned thereto in the Code (as defined below); (b) capitalized terms which are not otherwise defined have the respective meanings assigned thereto in the Indenture; and (c) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          Account Debtor means the party who is obligated on or under any
          --------------
Account Receivable, Contract Right or General Intangible.

          Account Receivable means, with respect to any Debtor, any right of
          ------------------
such Debtor to payment for goods sold or leased or for services rendered.

          Code means the Uniform Commercial Code as in effect in the State of
          ----
New York on the date of this Agreement; provided that, if by reason of mandatory
                                        -------- ----
provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral is governed by the Uniform Commercial Code as in effect in any jurisdiction other than the State of New York, "Code" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

          Collateral means, with respect to any Debtor, all property and rights
          ----------
of such Debtor in which a security interest is granted hereunder.

          Computer Hardware and Software means, with respect to any Debtor,  all
          ------------------------------
of such Debtor's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating
                                 ----------
system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams,
-----------  ----     -----
manuals, specifications, training materials, charts and pseudo codes.

          Contract Rights means, with respect to any Debtor,  any rights of such
          ---------------
Debtor (including, without limitation, all rights to payment) under each Contract.

          Contracts means, with respect to any Debtor, all contracts or other
          ---------
agreements between such Debtor and one or more additional parties, including, without limitation, all of the contracts described on Exhibit C attached hereto.
                                                      ---------

          Event of Default has the meaning set forth in Section 6.01 hereof.
          ----------------

          General Intangibles means, with respect to any Debtor, all of such
          -------------------
Debtor's "general intangibles" as defined in the Code and, in any event, includes (without limitation) all of Debtor's trademarks and goodwill of the business relating thereto, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, registrations, licenses, franchises, tax refund claims, guarantee claims, security interests, rights to indemnification, all contractual rights and obligations or indebtedness owing to such Debtor from whatever source arising, all things in action, rights represented by judgments, claims arising out of tort and other claims relating to the Collateral (including the right to assert and otherwise be the proper party of interest to commence and prosecute actions), and all rights in respect of any pension plan or similar arrangement maintained for employees of such Debtor.

          Intellectual Property means all past, present and future:  trade
          ---------------------
secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

          Non-Tangible Collateral means, with respect to any Debtor,
          -----------------------
collectively, such Debtor's Accounts Receivable, Contract Rights and General Intangibles.

          Obligations means (i) the payment when due of indebtedness evidenced
          -----------
by the Notes in the principal sum not to exceed at any time outstanding of $150,000,000, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture or the other Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

          Obligor means any Person, other than Debtor, liable (whether directly
          -------
or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

                                   ARTICLE 2
                               SECURITY INTEREST
                               -----------------

     Section 2.01  Grant of Security Interest. As security for the prompt and
                   --------------------------
complete payment and performance of the Obligations, each Debtor grants to Secured Party a continuing security interest in, Lien upon, and right of set-off against the following, whether now or hereafter existing or acquired:

          All of such Debtor's right, title and interest in, to and under the following:

          (i)      Accounts Receivable;

          (ii)     Certificated Securities;

          (iii)    Chattel Paper;

          (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

          (v) all Contracts, together with all Contract Rights arising thereunder;

          (vi)     Deposit Accounts;

          (vii)    Documents;

          (viii)   Financial Assets;

          (ix)     General Intangibles;

          (x) Goods (including all of its Equipment, Fixtures and Inventory) and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

          (xi)     Instruments;

          (xii)    Intellectual Property;

          (xiii)   Investment Property;

          (xiv)    money (of every jurisdiction whatsoever);

          (xv)     Security Entitlements;

          (xvi)    Uncertificated Securities; and

          (xvii) to the extent not included in the foregoing, other personal property of any kind or description;

          together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;

          provided that to the extent that the provisions of any lease or
          --------
          license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the grant of a security interest therein, Debtor's rights in such lease or license shall be excluded from the foregoing grant for so long as such prohibition continues, it being understood that upon
                                              -------------------
          request of the Trustee, Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Trustee in Debtor's rights under such lease or license.

          Notwithstanding the foregoing provisions of this Section 2.01, such grant of security interest shall not extend to, and the term "Collateral" shall not include any of the foregoing property that is, pursuant to restrictions enforceable under applicable law, prohibited from being pledged as security; provided that, upon the termination of
                                          --------
          such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become Collateral hereunder and, provided, further, that upon request of the Trustee, Debtor will
               --------  -------
          in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Trustee in Debtor's rights under such lease or license. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all dividends, distributions, interest and principal payments, cash, instruments, and other property and proceeds made upon or with respect to or of the Collateral may be used by such Debtor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of such Debtor to receive all such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall be paid or otherwise delivered to the Secured Party. It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          In order to induce Secured Party to accept this Agreement, each Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation and payment of the Obligations) that:

     Section 3.01  Ownership of Collateral; Absence of Encumbrances and
                   ----------------------------------------------------
Restrictions. After giving effect to the use of the proceeds of the Notes, such
------------
Debtor is, and in the case of property acquired after the date hereof, will be, the sole legal and beneficial owner of the Collateral holding good and indefeasible title to the same, free and clear of all Liens except for

Permitted Liens and such Debtor has full right, power and authority to assign and grant a security interest in the Collateral to Secured Party.

     Section 3.02  No Required Consent.  Except for such authorizations,
                   -------------------
consents or approvals previously obtained and in effect, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements and the other documents required to perfect or maintain the perfection of the Liens granted hereby) is required for (i) the due execution, delivery and performance by such Debtor of this Agreement, (ii) the grant by such Debtor of the security interest granted by this Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement, except as may be required by applicable gaming laws or in connection with the disposition of Collateral or by federal or state securities laws or antitrust laws.

     Section 3.03  Security Interest.  After giving effect to the use of
                   -----------------
proceeds of the Notes, the grant of the security interest in and Lien on the Collateral pursuant to this Agreement creates a valid and continuing security interest in and Lien on the Collateral, enforceable against Debtor, and, upon the filing of financing statements in the appropriate office for the locations of the Collateral listed on Exhibit A hereof, the security interests granted
                            ---------
hereby will be perfected, prior to all other Liens except Permitted Liens, enforceable against third parties and securing payment of the Obligations.

     Section 3.04  No Filings By Third Parties.  After giving effect to the use
                   ---------------------------
of proceeds of the Notes, and other than any financing statement or other public notice or recording naming Secured Party as the secured party therein or financing statements with respect to Permitted Liens, no financing statement or other public notice or recording covering the Collateral is on file in any public office and such Debtor has not signed any document or agreement authorizing the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding.

     Section 3.05  Name; No Name Changes.  The name of such Debtor set forth on
                   ---------------------
Exhibit A hereto is the true and correct legal name of such Debtor, and, except
---------
as described on Exhibit A hereto, such Debtor has not, during the preceding five
                ---------
(5) years, entered into any contract, agreement, security instrument or other document using a name other than, or been known by or otherwise used any name other than, the name used by such Debtor herein.

     Section 3.06  Location of Debtor and Collateral; Intellectual Property.
                   --------------------------------------------------------
Such Debtor's chief executive office, principal place of business and the locations of such Debtor's records concerning the Collateral are set forth on Exhibit A hereto. Any Collateral not at such location(s) nevertheless remains
---------
subject to Secured Party's security interest. Except as disclosed on Exhibit A
                                                                     ---------
hereto, all tangible Collateral of such Debtor are located at the locations set forth on Exhibit A hereto. Exhibit B hereto contains a true, correct and
         ---------         ---------
complete listing of all of such Debtor's Intellectual Property which have been registered or for which applications for registration are pending.

     Section 3.07  Collateral.  All statements or other information provided by
                   ----------
such Debtor to Secured Party describing or with respect to the Collateral is (or, in the case of subsequently furnished information, will be when provided) correct and complete in all material respects. The delivery at any time by such Debtor to Secured Party of additional descriptions of Collateral shall constitute a representation and warranty by such Debtor to Secured Party hereunder that the representations and warranties of this Article 3 are correct in all material respects insofar as they would pertain to such Collateral or the descriptions thereof, except as indicated therein.

     Section 3.08  Delivery of Documents.  With respect to any Collateral
                   ---------------------
covered by one or more certificates of title or other documents of title evidencing ownership or possession thereof, each of such certificates or documents of title shall, after the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, be delivered to Secured Party (provided that all certificates of title and documents of title referred to in Article 2 hereof shall be subject to the security interest created by this Agreement irrespective of whether or not such delivery shall have been made).

     Section 3.09  Taxpayer Identification Number.  The federal taxpayer
                   ------------------------------
identification number of each Debtor is set forth on Exhibit A hereto.
                                                     ---------
                                   ARTICLE 4
                           COVENANTS AND AGREEMENTS
                           ------------------------

          Each Debtor will at all times comply with the covenants and agreements contained in this Article 4, from the date hereof and for so long as any part of the Obligations are outstanding.

     Section 4.01  Change in Location of Collateral or Debtor.  Except with
                   ------------------------------------------
respect to Collateral under repair or temporarily in transit between locations (and in any such case, for a period not to exceed four (4) months), no Debtor will change the location of the Collateral (except for (a) Collateral held by the Trustee, (b) motor vehicles and rolling stock, and (c) Collateral temporarily in transit between locations) to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect or maintain its security interests in the Collateral without Secured Party's prior written consent and the delivery of such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral. No Debtor will change the location of such Debtor's chief executive office, principal place of business or the locations of such Debtor's records concerning the Collateral unless such Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

     Section 4.02  Change in Debtor's Name or Corporate Structure.  No Debtor
                   ----------------------------------------------
will change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless such Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest on the Collateral.

     Section 4.03  Documents; Collateral in Possession of Third Parties.  If
                   ----------------------------------------------------
certificates of title or other documents evidencing ownership or possession of the Collateral are issued or outstanding, such Debtor will, after the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, cause the interest of Secured Party to be properly noted thereon and will, forthwith upon receipt, deliver same to Secured Party. If any material portion of the Collateral is at any time in the possession or control of any warehouseman, bailee, agent or independent contractor, such Debtor shall notify such Person of Secured Party's security interest in such Collateral.
Upon Secured Party's request, such Debtor shall instruct any such Person to hold all such Collateral for Secured Party's account subject to such Debtor's instructions, or, if an Event of Default shall have occurred, subject to Secured Party's instructions.

     Section 4.04  Delivery of Letters of Credit and Instruments.  After the
                   ---------------------------------------------
occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, each Debtor will deliver each letter of credit, if any, included in the Collateral to Secured Party, in each case forthwith upon receipt by or for the account of such Debtor. After the occurrence and during the continuance of an Event of Default and upon the request of the Secured Party, if any Non-Tangible Collateral becomes evidenced by a promissory note, trade acceptance or any other instrument for the payment of money (other than checks or drafts in payment of Non-Tangible Collateral collected by such Debtor in the ordinary course of business prior to notification by Secured Party under
Section 6.02(g)), such Debtor will immediately deliver such instrument to Secured Party appropriately endorsed and, regardless of the form of presentment, demand, notice of dishonor, protest and notice of protest with respect thereto, such Debtor will remain liable thereon until such instrument is paid in full.

     Section 4.05  Sale, Disposition or Encumbrance of Collateral.  Except as
                   ----------------------------------------------
permitted pursuant to the provisions of the Indenture and by Section 4.09 of this Agreement or with Secured Party's prior written consent, no Debtor will in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

     Section 4.06  Records and Information.  Each Debtor shall keep accurate and
                   -----------------------
complete records of the Collateral (including proceeds). Secured Party may at any time upon reasonable prior notice have access during normal business hours to examine, audit, make extracts from and inspect without hindrance or delay such Debtor's records, files and the Collateral. Each Debtor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral, for the purpose of perfecting a security interest in the Collateral. Each Debtor will also promptly furnish such information as Secured Party may from time to time reasonably request regarding the Collateral or Secured Party's rights or remedies with respect thereto.

     Section 4.07  Reimbursement of Expenses.  Each Debtor hereby assumes all
                   -------------------------
liability for the Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Each Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of Persons or damage to property, except to the extent caused by the gross negligence or willful misconduct of the Secured Party). All amounts for which each Debtor is liable pursuant to this Section 4.07 shall be due and payable by Debtor to Secured Party upon demand. If any such Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by such Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured Party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the Notes.

     Section 4.08  Further Assurances.  Upon the request of Secured Party, each
                   ------------------
Debtor shall (at such Debtor's expense) execute and deliver all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

     Section 4.09  Inventory.  Each Debtor may use the Inventory in any lawful
                   ---------
manner not inconsistent with this Agreement and the Indenture and with the terms of insurance thereon.

     Section 4.10  Use of Collateral.  No Debtor will use any Collateral in
                   -----------------
violation in any material respect of any law, statute, ordinance, regulation or administrative order, or suffer it to be so used.

     Section 4.11  Collateral Attached to Other Property.  In the event that the
                   -------------------------------------
Collateral is to be attached or affixed to any real property, each Debtor hereby agrees that this Agreement may be filed for record in any appropriate real estate records as a financing statement which is a fixture filing. In connection therewith, each Debtor will take whatever action is required by
Section 4.08. If such Debtor is not the record owner of such real property, such Debtor will provide Secured Party with any additional security agreements or financing statements necessary for the perfection of Secured Party's security interest in the Collateral. If the Collateral is wholly or partly affixed to real estate or installed in or affixed to other goods, such Debtor will, on demand of Secured Party, use its commercially reasonable efforts to furnish Secured Party with landlord's waivers, signed by all Persons having an interest in the real estate or other goods to which the Collateral may have become affixed, permitting the Secured Party to have access to the Collateral at all reasonable times and granting the Secured Party a reasonable period of time in which to remove the Collateral after the occurrence and during the continuance of an Event of Default.

                                   ARTICLE 5
                  RIGHTS, DUTIES AND POWERS OF SECURED PARTY
                  ------------------------------------------

          Secured Party shall have the following rights, duties and powers:

     Section 5.01  Discharge Encumbrances.  After the occurrence and during the
                   ----------------------
continuance of an Event of Default, Secured Party may, at its option, discharge any taxes, Liens, security interests or other encumbrances at any time levied or placed on the Collateral, and may pay for insurance on the Collateral to the extent required by this Agreement or the Indenture and not obtained by any Debtor. Each Debtor agrees to reimburse Secured Party upon demand for any payment so made, plus interest thereon from the date of Secured Party's demand at the interest rate applicable to overdue principal as provided in the Notes.

     Section 5.02  Licenses and Rights to Use Collateral.  After the occurrence
                   -------------------------------------
and during the continuance of an Event of Default, in connection with any transfer or sale (to Secured Party or any other Person) of the Collateral, Secured Party is hereby granted a transferable license or other right to use, without any charge, any of any Debtor's Intellectual Property in completing production, advertising or selling such Collateral except any of the foregoing property which is expressly prohibited by its terms from being assigned or licensed. After the occurrence and during the continuance of an Event of Default, each Debtor's rights under all licenses and franchise agreements shall inure to the benefit of Secured Party and any transferee of all or any part of the Collateral.

     Section 5.03  Cumulative and Other Rights.  The rights, powers and remedies
                   ---------------------------
of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off (which set-off rights may be exercised only after the occurrence and during the continuance of an Event of Default). If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any Lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

     Section 5.04  Disclaimer of Certain Duties.
                   ----------------------------
          (a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Each Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the Indenture or under applicable law.

          (b) Except as may be required by the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against any Obligor, Account Debtor or other Person. Each Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against any Obligor, Account Debtor or other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

     Section 5.05  Modification of Obligations; Other Security.  Except as
                   -------------------------------------------
specifically provided for in the Indenture, each Debtor waives (i) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (ii) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Each Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against such Debtor and without affecting such Debtor's liability hereunder or on the Obligations, from time to time to (x) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, apply the Collateral in the manner permitted by this Agreement or Indenture and (y) after the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes, renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

                                   ARTICLE 6
                               EVENTS OF DEFAULT
                               -----------------

     Section 6.01  Events of Default.  It shall constitute an Event of Default
                   -----------------
under this Agreement if an Event of Default occurs and is continuing under the Indenture.

     Section 6.02  Remedies.  Upon the occurrence and during the continuance of
                   --------
an Event of Default, Secured Party may take any or all of the following actions without notice (except where expressly required below or in the Indenture) or demand to the Debtors:

          (a) Take possession of the Collateral, or at Secured Party's request each Debtor shall, at such Debtor's cost, assemble the Collateral and make it available at a location to be specified by Secured Party which is reasonably convenient to such Debtor and Secured Party. In any event, each Debtor shall bear the risk of accidental loss or damage to or diminution in value of the Collateral, and Secured Party shall have no liability whatsoever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to risk insured.

          (b) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in its then condition or in any other commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party (including, without limitation, the applicable Debtor's premises), for cash at such price as Secured Party may deem fair, and

     (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party may be the purchaser of any or all Collateral so sold and may apply upon the purchase price therefor any Obligations secured hereby. Any such sale or transfer by Secured Party either to itself or to any other Person shall be absolutely free from any claim of right by any Debtor, including any equity or right of redemption, stay or appraisal which such Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. It shall not be necessary that the Collateral or any part thereof be present at the location of any such sale or transfer. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event any sale or transfer hereunder is not completed or is defective in the opinion of Secured Party, such sale or transfer shall not exhaust the rights of Secured Party hereunder, and Secured Party shall have the right to cause one or more subsequent sales or transfers to be made hereunder. If only part of the Collateral is sold or transferred such that the Obligations remain outstanding (in whole or in part), Secured Party's rights and remedies hereunder shall not be exhausted, waived or modified, and Secured Party is specifically empowered to make one or more successive sales or transfers until all the Collateral shall be sold or transferred and all the Obligations are paid. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to lease or otherwise dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this subsection or in subsection (e) shall constitute disposition in a commercially reasonable manner.

          (c) Take possession of all books and records of each Debtor pertaining to the Collateral. Secured Party shall have the authority to enter upon any real property or improvements thereon in order to obtain any such books or records, or any Collateral located thereon, and remove the same therefrom without liability.

          (d) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity and in accordance with the provisions of the Indenture. Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys' fees and legal expenses incurred by Secured Party.

          (e) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral. Additionally, any sale or transfer hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

          (f) Execute, assign and endorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of the applicable Debtor.

          (g) Notify or require the applicable Debtor to notify Account Debtors that the Non-Tangible Collateral been assigned to Secured Party and direct such Account Debtors to make payments on the Non-Tangible Collateral directly to Secured Party. To the extent Secured Party does not so elect, each Debtor shall continue to collect the Non-Tangible Collateral. Secured Party or its designee shall also have the right, in its own name or in the name of the applicable Debtor, to do any of the following: (i) to demand, collect, receipt for, settle, compromise any amounts due, give acquittances for, prosecute or defend any action which may be in relation to any monies due, or to become due by virtue of, the Non-Tangible Collateral; (ii) to sell, transfer or assign or otherwise deal in the Non-Tangible Collateral or the proceeds thereof or the related goods, as fully and effectively as if Secured Party were the absolute owner thereof; (iii) to extend the time of payment of any of the Non-Tangible Collateral, to grant waivers and make any allowance or other adjustment with reference thereto; (iv) to take control of cash and other proceeds of any Collateral; (v) to send a request for verification of the Non-Tangible Collateral to any Account Debtor; and
     (vi) to do all other acts and things necessary to carry out the intent of this Agreement.

          (h) The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits to foreclose the security interest and sell the Collateral or any portion thereof under a judgment of a court or courts of competent jurisdiction. For purposes of Louisiana executory process procedures, each Debtor acknowledges the Obligations and does hereby confess judgment in favor of the Secured Party for the full amount of the Obligations. Each Debtor agrees that upon the occurrence of an Event of Default the Secured Party may cause the Collateral to be seized and sold under executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement hereby being expressly waived, as an entirety or in parcels as the Secured Party may determine, to the highest bidder for cash, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. Each Debtor hereby waives in favor of the Secured Party: (i) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (ii) the demand and three (3) days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721; (iii) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (iv) the three (3) days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (v) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723 not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, each Debtor and Secured Party agree that the court issuing such order shall, if petitioned for by Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral the Secured Party or any agent designated by the Secured Party at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Secured Party shall be entitled to all of the rights and benefits afforded thereunder, as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day, which shall be payable monthly on the first day of each month. The designation of keeper made herein shall not be deemed to require the Secured Party to provoke the appointment of such a keeper.

          (i) Exercise all other rights and remedies permitted by law or in equity.

     Section 6.03  Attorney-in-Fact.  Each Debtor hereby irrevocably appoints
                   ----------------
Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at such Debtor's cost and expense and without notice to such Debtor:

          (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured Party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).

          (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     Section 6.04  Account Debtors.  Any payment or settlement of Non-Tangible
                   ---------------
Collateral made by an Account Debtor will be, to the extent of such payment or to the extent provided under such settlement, a release, discharge and acquittance of the Account Debtor with respect to such Non-Tangible Collateral, and each Debtor shall take any action as may reasonably be required by Secured Party in connection therewith. No Account Debtor on any Non-Tangible Collateral will ever be bound to make inquiry as to the termination of this Agreement or the rights of Secured Party to act hereunder, but shall be fully protected by such Debtor in making payment directly to Secured Party.

     Section 6.05  Liability for Deficiency.  If any sale or other disposition
                   ------------------------
of Collateral by Secured Party or any other action of Secured Party hereunder results in reduction of the Obligations, such action will not release any Debtor from its liability to Secured Party for any unpaid Obligations, including costs, charges and expenses incurred in the liquidation of Collateral, together with interest thereon at the rate then applicable under the Indenture, and the same shall be immediately due and payable to Secured Party at Secured Party's address set forth in the Indenture.

     Section 6.06  Reasonable Notice.  If any applicable provision of any law
                   -----------------
requires Secured Party to give reasonable notice of any sale or disposition or other action, each Debtor hereby agrees that ten days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and in the case of private sale, the time after which such sale is to be made.

     Section 6.07  Non-judicial Enforcement.  Secured Party may enforce its
                   ------------------------
rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law each Debtor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

                                   ARTICLE 7
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 7.01  Notices.  Any notice required or permitted to be given under
                   -------
or in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

     Section 7.02  Amendments and Waivers.  Secured Party's acceptance of
                   ----------------------
partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of any Debtor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Each Debtor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of such Debtor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by each Debtor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

     Section 7.03  Copy as Financing Statement.  A photocopy or other
                   ---------------------------
reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral.

     Section 7.04  Possession of Collateral.  Secured Party shall be deemed to
                   ------------------------
have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

     Section 7.05  Redelivery of Collateral.  If any sale or transfer of
                   ------------------------
Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to each Debtor such excess proceeds in a commercially reasonable time; provided, however, that Secured Party shall not be liable for any interest, cost or expense in connection with any reasonable delay in delivering such proceeds to such Debtor.

     Section 7.06  Governing Law; Jurisdiction.  This Agreement and the security
                   ---------------------------
interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extent that the laws of any other jurisdiction govern the perfection and priority of the security interests granted hereby).

     Section 7.07  Gaming Laws and Regulations.  To the extent required under
                   ---------------------------
applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41, et seq., and the
                                                             -- ----
Louisiana Gaming Control Law, La. R.S. 27:1, and the regulations promulgated pursuant to each such law, all as amended from time to time. The Gaming License held by the Partnership is not part of the Collateral of this Agreement and, under the above described legislation and rules promulgated thereunder, the Trustee may be precluded from or otherwise limited in taking possession of or in selling the Collateral of this Agreement under the defaults and remedies provisions of this Agreement. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral may be denied by Gaming Authorities or delayed pending Gaming Authority approval.

     Section 7.08  Continuing Security Agreement
                   -----------------------------
          (a) Except as may be expressly applicable pursuant to Section 9-505 of the Code, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to
     Section 6.02 hereof, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

          (b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.

     Section 7.09  Termination.  The grant of a security interest hereunder and
                   -----------
all of Secured Party's rights, powers and remedies in connection therewith shall unless otherwise provided in the Indenture or this Agreement, remain in full force and effect until payment in full of (A) the Notes under the terms of the Indenture, (B) all obligations then due and owing under the Indenture, the Notes and the Collateral Documents and (C) all other Obligations; provided, however,
                                                            --------  -------
that after receipt from the Debtor by the Trustee of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the Indenture (and upon receipt by the Trustee of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Trustee under the Indenture or otherwise), such Collateral shall be released from the lien and security interest created hereunder in accordance with the provisions of the Indenture and shall no longer constitute Collateral. Upon the payment in full of (A) the Notes under the terms of the Indenture (B) all obligations then due and owing under the Indenture and the Collateral Documents, and (C) all other Obligations, each Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.07 and the provisions of subsection 7.08(b) shall survive the termination of this Agreement.

          Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture the Trustee will, at the expense of the Debtors, execute and deliver to each such Debtor such documents and take such other actions as each Debtor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the Trustee shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interests in the Collateral, and shall be at the expense of each such Debtor. The Trustee may conclusively rely on any certificate delivered to it by any Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Indenture and this Agreement.

     Section 7.10  Counterparts; Effectiveness.  This Agreement may be executed
                   ---------------------------
in two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument. This Agreement becomes effective upon the execution hereof by each Debtor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

     Section 7.11  Indenture.  This Agreement is subject to the terms,
                   ---------
conditions and provisions of the Indenture. To the extent a term or provision of this Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision.

     Section 7.12  Rights of Noteholders.  No Holder of a Note shall have any
                   ---------------------
independent rights hereunder other than those rights granted to individual Holders of Notes pursuant to Section 6.07 of the Indenture; provided that nothing in this Section 7.12 shall limit any rights granted to the Trustee under the Notes, the Indenture or the Collateral Documents.

     Section 7.13  No Personal Liability of Directors, Officers, Employees and
                   -----------------------------------------------------------
Stockholders.  No past, present or future director, officer, employee,
------------
incorporator or stockholder of the Debtor as such or any successor Person, as such, shall have any liability for any obligations of the Debtor under the Notes, the Collateral Documents, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     Section 7.14  Trustee.  State Street Bank and Trust Company is acting
                   -------
hereunder solely in its capacity as Trustee under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee's actions hereunder. To the extent this agreement contemplates payments by the Secured Party, the Trustee shall have no liability therefor, such liability continuing to be the liability of Debtor or realized through the value of any collateral for the Obligations.

     Section 7.15  Fraudulent Conveyance Savings Clause.  Notwithstanding any
                   ------------------------------------
provision of this Agreement to the contrary, it is intended that neither this Agreement nor any Lien granted by any Debtor to secure the Obligations shall constitute a "Fraudulent Conveyance" (as defined below). Consequently, each Debtor agrees that if the Agreement or any Liens securing this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, a "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Title 11, United States Code, as amended (or any successor section) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be executed and delivered as of the date first set forth above.

DEBTOR:                         SHREVEPORT CAPITAL CORPORATION, a
------                          Louisiana corporation

                                By: /s/ PAUL C. YATES
                                    --------------------------------------
                                Name:   Paul C. Yates
                                     -------------------------------------
                                Title:  Exec VP & CFO
                                      ------------------------------------



                                HWCC LOUISIANA, INC., a Louisiana
                                corporation

                                By: /s/ PAUL C. YATES
                                    --------------------------------------
                                Name:   Paul C. Yates
                                     -------------------------------------
                                Title:  Exec VP & CFO
                                      ------------------------------------


                                HCS I, INC.,  a Louisiana corporation

                                By: /s/ PAUL C. YATES
                                    --------------------------------------
                                Name:   Paul C. Yates
                                     -------------------------------------
                                Title:  Exec VP & CFO
                                      ------------------------------------


                                HCS II, INC., a Louisiana corporation

                                By: /s/ PAUL C. YATES
                                    --------------------------------------
                                Name:   Paul C. Yates
                                     -------------------------------------
                                Title:  Exec VP & CFO
                                      ------------------------------------



       [Signature Page to Security Agreement (Guarantors and Co-Issuer)]

                                   EXHIBIT A
                                   ---------

                                  PERFECTION
                                  ----------

SHREVEPORT CAPITAL CORPORATION
------------------------------

(a)     Legal Name of Debtor:
        --------------------

        Shreveport Capital Corporation, a Louisiana corporation


(b)     Other Names:
        -----------

        None

(c)(i)  Chief Executive Office and Principal Place of Business of Debtor:
        ----------------------------------------------------------------

        Chief Executive Office:  Dallas County, Texas
        Principal Place of Business:  Dallas County, Texas


   (ii) Other Premises at which Collateral is Stored or Located:
        -------------------------------------------------------

        None

   (iii) Locations of Records Concerning Collateral:
         ------------------------------------------

        Dallas County, Texas


(d)     Federal Taxpayer Identification Number:
        --------------------------------------

        75-2830167

HWCC LOUISIANA, INC.
--------------------

(a)     Legal Name of Debtor:
        --------------------

        HWCC  Louisiana, Inc., a Louisiana corporation


(b)     Other Names:
        -----------

        Hollywood Casino  Lake Charles, Inc.

(c)(i)  Executive Office and Principal Place of Business of Debtor:
        ----------------------------------------------------------------

        Chief Executive Office:  Dallas County, Texas
        Principal Place of Business:  Dallas County, Texas


   (ii) Other Premises at which Collateral is Stored or Located:
        -------------------------------------------------------

        None

   (iii) Locations of Records Concerning Collateral:
         ------------------------------------------

        Dallas County, Texas


(d)     Federal Taxpayer Identification Number:
        --------------------------------------

        75-2478868

HCS I, INC.
-----------

(a)     Legal Name of Debtor:
        --------------------

        HCS I, Inc., a Louisiana corporation


(b)     Other Names:
        -----------

        None

(c)(i)  Chief Executive Office and Principal Place of Business of Debtor:
        ----------------------------------------------------------------

        Chief Executive Office:  Dallas County, Texas
        Principal Place of Business:  Dallas County, Texas


   (ii) Other Premises at which Collateral is Stored or Located:
        -------------------------------------------------------

        None

   (iii) Locations of Records Concerning Collateral:
         ------------------------------------------

        Dallas County, Texas

(d)     Federal Taxpayer Identification Number:
        --------------------------------------

        75-2830161

HCS II, INC.
------------

(a)     Legal Name of Debtor:
        --------------------

        HCS II, Inc., a Louisiana corporation


(b)     Other Names:
        -----------

        None

(c)(i)  Chief Executive Office and Principal Place of Business of Debtor:
        ----------------------------------------------------------------

        Chief Executive Office:  Dallas County, Texas
        Principal Place of Business:  Dallas County, Texas


   (ii) Other Premises at which Collateral is Stored or Located:
        -------------------------------------------------------

        None

   (iii) Locations of Records Concerning Collateral:
         ------------------------------------------

        Dallas County, Texas


(d)     Federal Taxpayer Identification Number:
        --------------------------------------

        75-2830163

                                   EXHIBIT B
                                   ---------

                             INTELLECTUAL PROPERTY
                             ---------------------



                                     None

                                   EXHIBIT C
                                   ---------

                                   CONTRACTS
                                   ---------


                                     None

                                      C-1